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                                                               EXHIBIT 21.1




                      TOYOTA MOTOR CREDIT CORPORATION

                            LIST OF SUBSIDIARIES


                                                               State of
Subsidiary                                                   Incorporation
----------                                                   -------------

Toyota Motor Insurance Services, Inc.                          California

   Toyota Motor Insurance Agency of Ohio, Inc.                 Ohio

   Toyota Motor Insurance Services of Kentucky, Inc.           Kentucky

   Toyota Motor Insurance Services of Rhode Island, Inc.       Rhode Island

   Toyota Motor Insurance Services of Wyoming, Inc.            Wyoming

Toyota Motor Insurance Corporation of Vermont                  Vermont

Toyota Motor Insurance Company                                 Iowa

Toyota Motor Life Insurance Company                            Iowa

Toyota Motor Credit Receivables Corporation                    California